Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information and notes thereto have been prepared by Phibro Animal Health Corporation (“Phibro” or the “Company”) in accordance with Article 11 of Regulation S-X in order to give effect to the Acquisition (as defined below).

On April 28, 2024, Phibro and Phibro Animal Health S.A., a wholly-owned subsidiary of the Company, entered into a Purchase and Sale Agreement (as amended, modified or supplemented, the “Purchase Agreement”) with Zoetis Inc., a Delaware corporation (“Zoetis”) to acquire (the “Acquisition”) Zoetis’ medicated feed additive (“MFA”) product portfolio, certain water soluble products and related assets (the “MFA Product Portfolio of Zoetis”). On October 31, 2024, Phibro completed the Acquisition at a purchase price of $305.0 million in cash, subject to certain adjustments set forth in the Purchase Agreement. The Acquisition was funded by the Delayed Draw Term A-1 Loans (as defined below) and Delayed Draw Term A-2 Loans (as defined below) drawn on the Company’s 2024 Credit Agreement (as defined below) on October 31, 2024.

Due in part to the Acquisition, Phibro entered into a Credit Agreement, (the “2024 Credit Agreement”) on July 3, 2024. Under the 2024 Credit Agreement, there are (i) Initial Term A-1 Loans in an initial aggregate principal amount of $162.0 million (the “Initial Term A-1 Loans”), (ii) Delayed Draw Term A-1 Loans in an initial aggregate principal amount of $189.0 million (the “Delayed Draw Term A-1 Loans” and, together with the Initial Term A-1 Loans, the “Term A-1 Loans”), (iii) Initial Term A-2 Loans in an initial aggregate principal amount of $138.0 million (the “Initial Term A-2 Loans”), (iv) Delayed Draw Term A-2 Loans in an initial aggregate principal amount of $161.0 million (the “Delayed Draw Term A-2 Loans” and, together with the Initial Term A-2 Loans, the “Term A-2 Loans”), and (v) Revolving Credit Commitments in an initial aggregate principal amount of $305.0 million (the “Revolving Credit Commitments” and, together with the Term A-1 Loans and Term A-2 Loans, the “2024 Credit Facilities” or the “Financing Transactions” and together with the Acquisition, the “Transactions”), of which $210.0 million was drawn on July 3, 2024.

The unaudited pro forma condensed combined financial information is based on the historical consolidated financial statements of Phibro and the historical Special Purpose Financial Statements of the MFA Product Portfolio of Zoetis (as defined below) to give effect to the Transactions. The unaudited pro forma condensed combined balance sheet as of June 30, 2024 gives effect to the Transactions as if they had occurred on June 30, 2024. The unaudited pro forma condensed combined statement of operations for the year ended June 30, 2024 gives effect to the Transactions as if they had occurred on July 1, 2023. Refer to Note 1 - Basis of Presentation for additional information.

The unaudited pro forma adjustments, including the preliminary purchase price allocation as further described below, represent Phibro’s management’s estimates based on information available as of the date of the unaudited pro forma condensed combined financial information and are subject to change as additional information becomes available and analyses are performed. However, Phibro management believes that the assumptions provide a reasonable basis for presenting the significant effects of the Acquisition (the “Acquisition Adjustments”) and the Company’s financing activities undertaken subsequent to June 30, 2024 (the “Financing Adjustments”), in part, to finance the Acquisition, and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information. The unaudited pro forma condensed combined financial information is presented for informational purposes only and is not necessarily indicative of the financial position or results that would have occurred had the events been consummated as of the dates indicated, nor is it indicative of any future results.

The unaudited pro forma condensed combined financial information and related notes should be read in conjunction with the historical financial statements of Phibro and the MFA Product Portfolio of Zoetis referenced below:

a.	The consolidated financial statements and the accompanying notes included in Phibro’s Annual Report on Form 10-K for the year ended June 30, 2024, which was filed with the SEC on August 28, 2024;
b.	The MFA Product Portfolio of Zoetis audited Special Purpose Statements of Assets Acquired and Liabilities Assumed as of December 31, 2023 and December 31, 2022 and audited Special Purpose Statements of Revenue and Direct

Exhibit 99.3

Expenses for the years ended December 31, 2023 and December 31, 2022 and the accompanying notes thereto (the “Audited Special Purpose Financial Statements”), which are filed as Exhibit 99.1 to this Current Report on Form 8-K/A.

c.	The MFA Product Portfolio of Zoetis Special Purpose Statements of Assets Acquired and Liabilities Assumed as of June 30, 2024 (unaudited) and December 31, 2023 and unaudited Interim Special Purpose Statements of Revenue and Direct Expenses for the six months ended June 30, 2024 and June 30, 2023 and the accompanying notes thereto (the “Interim Special Purpose Financial Statements,” and together with the Audited Special Purpose Financial Statements, the “Special Purpose Financial Statements”), which are filed as Exhibit 99.2 to this Current Report on Form 8-K/A.

Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of June 30, 2024	Phibro (Historical)	MFA Product Portfolio of Zoetis (as adjusted) (Note 2)	Acquisition Adjustments (Note 4)	Notes	Financing Adjustments (Note 5)	Notes	Pro Forma Combined

	(in thousands, except per share amounts)
ASSETS
Cash and cash equivalents	$70,613	$639	$(294,628)	A	$359,038	O	$135,662
Short-term investments	44,000	-	-		-		44,000
Accounts receivable, net	169,452	551	(177)	B	-		169,826
Inventories, net	265,911	174,326	(18,472)	C	-		421,765
Other current assets	51,021	237	2,482	B	-		53,740
Total current assets	600,997	175,753	(310,795)		359,038		824,993
Property, plant and equipment, net	203,300	104,849	39,957	D	-		348,106
Intangibles, net	45,033	25,646	(25,646)	E	-		45,033
Goodwill	54,557	-	-		-		54,557
Other assets	78,297	12,782	817	F	3,393	P	95,289
Total assets	$982,184	$319,030	$(295,667)		$362,431		$1,367,978

LIABILITIES
Current portion of long-term debt	$29,795	$-	$-		$(15,732)	Q	$14,063
Accounts payable	85,567	7,017	(449)	B	-		92,135
Accrued expenses and other current liabilities	88,786	11,055	8,701	G	-		108,542
Total current liabilities	204,148	18,072	8,252		(15,732)		214,740
Revolving credit facility	176,000	-	-		34,000	R	210,000
Long-term debt	282,289	-	-		346,122	S	628,411
Other liabilities	63,106	8,200	(1,509)	B			69,797
Total liabilities	725,543	26,272	6,743		364,390		1,122,948
Commitments and contingencies
Common stock, par value $0.0001 per share	4	-	-		-		4
Preferred stock	-	-	-		-		-
Paid-in capital	136,278	-	-		-		136,278
Retained earnings	243,886	-	(9,652)	H	(1,959)	T	232,275
Accumulated other comprehensive loss	(123,527)	-	-		-		(123,527)
Total stockholders’ equity	256,641	-	(9,652)		(1,959)		245,030
Total liabilities and stockholders’ equity	$982,184	$26,272	$(2,909)		$362,431		$1,367,978

Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Year Ended June 30, 2024	Phibro (Historical)	MFA Product Portfolio of Zoetis (as adjusted) (Note 2)	Acquisition Adjustments (Note 4)	Notes	Financing Adjustments (Note 5)	Notes	Pro Forma Combined

	(in thousands, except per share amounts)
Net sales	$1,017,679	$385,305	$-		$-		$1,402,984
Cost of goods sold	704,587	295,148	7,121	I, J, K	-		1,006,856
Gross profit	313,092	90,157	(7,121)		-		396,128
Selling, general and administrative expenses	259,777	18,176	9,377	L, M	-		287,330
Operating income	53,315	71,981	(16,498)		-		108,798
Interest expense, net	18,536	(6)	-		29,345	U	47,875
Foreign currency losses, net	23,863	(1)	-		-		23,862
Income before income taxes	10,916	71,988	(16,498)		(29,345)		37,061
Provision for income taxes	8,500	-	13,873	N	(7,336)	V	15,037
Net income	$2,416	$71,988	$(30,371)		$(22,009)		$22,024

Net income per share:
basic	$0.06						$0.54
diluted	$0.06						$0.54

Weighted average common shares outstanding:
basic	40,504						40,504
diluted	40,523						40,523

Exhibit 99.3

Note 1 – Basis of Presentation

The unaudited pro forma condensed combined financial information is based on the historical consolidated financial statements of Phibro and the historical Special Purpose Financial Statements of the MFA Product Portfolio of Zoetis. The unaudited pro forma condensed combined balance sheet as of June 30, 2024 gives effect to the Transactions as if they had occurred on June 30, 2024.

The unaudited pro forma condensed combined statement of operations for the year ended June 30, 2024 gives effect to the Transactions as if they had occurred on July 1, 2023. The unaudited pro forma condensed combined statement of income for the twelve months ended June 30, 2024 of the MFA Product Portfolio of Zoetis was derived by taking its audited Special Purpose Statements of Revenue and Direct Expenses for the year ended December 31, 2023, subtracting its unaudited Special Purpose Statements of Revenue and Direct Expenses for the six months ended June 30, 2023 and adding its unaudited Special Purpose Statements of Revenue and Direct Expenses for the six months ended June 30, 2024 as follows (in thousands):

	Years Ended December 31, 2023	-	Six Months Ended June 30, 2023	+	Six Months Ended June 30, 2024	=	Twelve Months Ended June 30, 2024
Revenue	$407,606		$200,087		$177,786		$385,305
Direct expenses:
Cost of sales	284,279		117,947		118,758		285,090
Selling, general and administrative expenses	26,354		12,745		11,155		24,764
Research and development expenses	3,591		2,718		637		1,510
Amortization of intangible assets	2,120		1,051		333		1,402
Other deductions, net	93		6		464		551
Total direct expenses	316,437		134,467		131,347		313,317
Revenue less direct expenses	$91,169		$65,620		$46,439		$71,988

The unaudited pro forma condensed combined financial information does not reflect any anticipated synergies or dis-synergies, operating efficiencies, or cost savings that may result from the Acquisition.

The accounting policies used in the preparation of the unaudited pro forma condensed combined financial information are those set out in Phibro’s consolidated financial statements as of and for the year ended June 30, 2024. Management has substantially completed the review of accounting policies of the MFA Product Portfolio of Zoetis, and based on its analysis to date, has determined that certain reclassification adjustments were required to conform the MFA Product Portfolio of Zoetis financial statements to the accounting policies used by Phibro in the preparation of the unaudited pro forma condensed combined financial information. Refer to Note 2 – Reclassification Adjustments for additional information.

The unaudited pro forma condensed combined financial information and related notes were prepared using the acquisition method of accounting in accordance with Accounting Standards Codification 805, Business Combinations (“ASC 805”), with Phibro as the accounting acquirer of the MFA Product Portfolio of Zoetis. ASC 805 requires, among other things, that the assets acquired and liabilities assumed in a business combination be recognized at their fair values as of the acquisition date. For purposes of the unaudited pro forma condensed combined balance sheet, the estimated purchase consideration has been allocated to the assets acquired and liabilities assumed from the MFA Product Portfolio of Zoetis based upon management’s preliminary estimate of their fair values as of October 31, 2024. Accordingly, the preliminary purchase price allocation and related adjustments reflected in the unaudited pro forma condensed combined financial information are subject to further adjustment as additional information becomes available and as additional analyses and final valuations are completed. There can be no assurances that these additional analyses and final valuations will not result in significant changes to the estimates of fair value set forth below.

Exhibit 99.3

The unaudited pro forma condensed combined financial information, including the preliminary purchase price allocation, is presented for illustrative purposes only and does not necessarily reflect the operating results or financial position that would have occurred if the Transactions had been consummated on the dates indicated, nor is it necessarily indicative of the results of operations or financial condition that may be expected for any future period or date. Accordingly, such information should not be relied upon as an indicator of future performance, financial condition, or liquidity.

Note 2 – Reclassification Adjustments

Certain items included in the Special Purpose Financial Statements of the MFA Product Portfolio of Zoetis have been reclassified to conform to Phibro’s financial statement presentation.

Exhibit 99.3

Balance Sheet Reclassifications:

The following items represent certain reclassification adjustments to conform the Special Purpose Statements of Assets Acquired and Liabilities Assumed of the MFA Product Portfolio of Zoetis to Phibro’s condensed consolidated balance sheet presentation, which have no impact on net assets and are summarized below (in thousands):

		As of June 30, 2024
Phibro Presentation	MFA Product Portfolio of Zoetis Presentation	Phibro (Historical)	MFA Product Portfolio of Zoetis (Historical)	Reclassification Amount	Notes	MFA Product Portfolio of Zoetis (as adjusted)
ASSETS	Assets acquired
Cash and cash equivalents	Cash and cash equivalents	$70,613	$639	$-		$639
Short-term investments		44,000	-	-		-
Accounts receivable, net	Accounts receivable, net	169,452	551	-		551
Inventories, net	Inventories	265,911	174,326	-		174,326
Other current assets	Other current assets	51,021	237	-		237
Total current assets	Total current assets	600,997	175,753	-		175,753
Property, plant and equipment, net	Property, plant and equipment, less accumulated depreciation	203,300	104,849	-		104,849
Intangibles, net	Identifiable intangible assets, less accumulated amortization	45,033	25,646	-		25,646
Goodwill		54,557	-	-		-
Other assets	Other noncurrent assets	78,297	12,782	-		12,782
Total assets	Total assets acquired	$982,184	$319,030	$-		$319,030
LIABILITIES	Liabilities assumed
Current portion of long-term debt		29,795	-	-		-
Accounts payable	Accounts payable	85,567	7,017	-		7,017
Accrued expenses and other current liabilities	Accrued expenses	88,786	9,391	1,664	(i), (ii)	11,055
	Accrued compensation and related items	-	598	(598)	(i)	-
	Other current liabilities	-	1,066	(1,066)	(ii)	-
Total current liabilities	Total current liabilities	204,148	18,072	-		18,072
Revolving credit facility		176,000	-	-		-
Long-term debt		282,289	-	-		-
Other liabilities	Other noncurrent liabilities	63,106	8,200	-		8,200
Total liabilities	Total liabilities assumed	$725,543	$26,272	$-		$26,272
Commitments and contingencies
Common stock, par value $0.0001 per share		4	-	-		-
Preferred stock		-	-	-		-
Paid-in capital		136,278	-	-		-
Retained earnings		243,886	-	-		-
Accumulated other comprehensive loss		(123,527)	-	-		-
Total stockholders’ equity		256,641	-	-		-
Total liabilities and stockholders’ equity		$982,184	$26,272	$-		$26,272

(i)	To reclassify accrued compensation and related items to accrued expenses and other current liabilities.
(ii)	To reclassify other current liabilities to accrued expenses and other current liabilities.

Exhibit 99.3

Statement of Operations Reclassifications:

The following items represent certain reclassification adjustments to conform the Special Purpose Statements of Revenue and Direct Expenses of the MFA Product Portfolio of Zoetis for the year ended June 30, 2024 to Phibro’s condensed consolidated statement of operations presentation for the year ended June 30, 2024 and are summarized below (in thousands):

		Year Ended June 30, 2024
Phibro Presentation	MFA Product Portfolio of Zoetis Presentation	Phibro (Historical)	MFA Product Portfolio of Zoetis (Historical)	Reclassification Amount	Notes	MFA Product Portfolio of Zoetis (as adjusted)
Net sales	Revenue	$1,017,679	$385,305	$-		$385,305
Cost of goods sold		704,587	-	295,148	(i), (ii), (iv)	295,148
Gross profit		313,092	385,305	(295,148)		90,157
	Direct expenses:
	Cost of sales		285,090	(285,090)	(i)	-
Selling, general and administrative expenses	Selling, general and administrative expenses	259,777	24,764	(6,588)	(ii), (iii), (v), (vi)	18,176
	Research and development expenses	-	1,510	(1,510)	(iii)	-
	Amortization of intangible assets	-	1,402	(1,402)	(iv), (v)	-
	Other deductions, net	-	551	(551)	(vi), (vii), (viii)	-
	Total direct expenses	259,777	313,317	(295,141)		18,176
Operating income	Revenue less direct expenses	53,315	$71,988	(7)		71,981
Interest expense, net		18,536		(6)	(vii)	(6)
Foreign currency losses, net		23,863		(1)	(viii)	(1)
Income before income taxes		10,916		$-		$71,988
Provision for income taxes		8,500
Net income		$2,416

(i)	To reclassify cost of sales to cost of goods sold.
(ii)	To reclassify shipping and handling costs of $8.9 million from selling, general and administrative expenses to cost of goods sold to conform to Phibro accounting policy.
(iii)	To reclassify research and development expenses to selling, general and administrative expenses.
(iv)	To reclassify amortization of intangible assets of $1.1 million related to developed technology rights to cost of goods sold.
(v)	To reclassify amortization of intangible assets of $0.3 million related to brands, trade names and other to selling, general and administrative expenses.
(vi)	To reclassify $0.6 million from other deductions, net to selling, general and administrative expenses.
(vii)	To reclassify $6 thousand of interest income from other deductions, net to interest expense, net.
(viii)	To reclassify $1 thousand of foreign currency gains to foreign currency losses, net.

Exhibit 99.3

Note 3 – Preliminary Purchase Price Allocation

The table below summarizes the preliminary allocation of the purchase price to the assets acquired and liabilities assumed on October 31, 2024. The allocation has not been finalized. The final determination of the estimated fair values, the assets’ useful lives and the depreciation methods are dependent upon certain valuations and other analyses that have not yet been completed, and as previously stated, could differ materially from the amounts presented in the unaudited pro forma condensed combined financial information. The final determination will be completed as soon as practicable but no later than one year after the consummation of the Acquisition.

The unaudited pro forma condensed combined financial information includes estimated total cash consideration of approximately $305.0 million. The Purchase Agreement provides for closing working capital and other adjustments to be completed after the Acquisition. These adjustments, which could materially change the purchase price consideration of the Acquisition, have yet to be finalized and are not reflected in the combined company unaudited proforma condensed combined financial information as of, and for the year ended June 30, 2024.

The preliminary purchase price allocation is presented below as of October 31, 2024 (in thousands):

Assets acquired:
Cash and cash equivalents	$11,011
Accounts receivable, net	374
Inventories, net	155,854
Property, plant and equipment, net	144,806
Other assets (1)	16,318
Total preliminary fair value of assets acquired	328,363
Liabilities assumed:
Accounts payable	6,568
Accrued expenses and other current liabilities	10,104
Other noncurrent liabilities	6,691
Total preliminary fair value of liabilities assumed	23,363
Preliminary fair value of net assets acquired	305,000
Preliminary purchase price consideration transferred (2)	$305,000

(1)	Includes current and non-current amounts.
(2)	The preliminary purchase price consideration excludes amounts related to the settlement of the final purchase price subsequent to October 31, 2024, as disclosed above. Any increase or decrease in the fair value of the net assets acquired, as compared to the information shown herein, could also change the portion of the purchase consideration allocable to the acquired assets and assumed liabilities and could impact the operating results of the combined company following the Acquisition due to differences in the allocation of the purchase consideration and changes in the depreciation and amortization related to some of these assets and liabilities.

Exhibit 99.3

Note 4 – Acquisition Adjustments

Unaudited Pro Forma Condensed Combined Balance Sheet

A.	Represents the: (i) $305.0 million cash funding of the Acquisition purchase price; and (ii) the $10.4 million increase in the carrying value of acquired cash from June 30, 2024 to October 31, 2024.
B.	Represents the increase (decrease) in carrying value from June 30, 2024 to October 31, 2024.
C.	Represents the: (i) $5.3 million adjustment to inventories, net for the estimated step-up in the fair value of inventory acquired, valued using a replacement cost method; and (ii) the $23.8 million decrease in the carrying value of inventories, net, from June 30, 2024 to October 31, 2024. The calculated value of the estimated step-up is preliminary and subject to change and could vary materially from the final purchase price allocation.

D.	Represents the: (i) the step-up to fair value for property, plant and equipment acquired of $42.3 million; and (ii) the $2.3 million decrease in the carrying value of property, plant and equipment, net from June 30, 2024 to October 31, 2024. The step up adjustment of $42.3 million will be depreciated on a straight-line basis over the remaining useful life of the respective assets, which ranges from 3 years to 23 years. The estimated fair value of the components of the property, plant, and equipment acquired was determined by the direct cost, indirect cost and/or market approaches, as applicable, depending on the nature of the asset. The calculated value of the estimated step-up for property, plant and equipment acquired is preliminary and subject to change, and the final purchase price allocation may result in a different allocation for property, plant and equipment, net, as well as a difference in the remaining average useful life from what is presented in this paragraph.

E.	Represents the adjustment of intangible assets, net to their estimated fair value as per the initial purchase price allocation. The final purchase price allocation may result in a different allocation for intangible assets.

F.	Represents the: (i) $1.5 million step up to other assets for favorable lease arrangements; and (2) the $0.7 million decrease in the carrying value of other assets from June 30, 2024 to October 31, 2024. The calculated value of the estimated step-up to other assets is preliminary and subject to change, and the final purchase price allocation may result in a different allocation for lease arrangements.

G.	Represents the: (i) estimated Acquisition-related costs of $9.7 million, which consist of legal, professional and other Acquisition-related fee that are not reflected in the historical financial statements; and (ii) the decrease of $1 million in the carrying value of accrued expenses and other current liabilities from June 30, 2024 to October 31, 2024.

H.	Represents the estimated Acquisition-related costs of $9.7 million, which consist of legal, professional and other Acquisition-related fee that are not reflected in the historical financial statements.

Unaudited Pro Forma Condensed Combined Statements of Operations

I.	Reflects the adjustment to cost of sales of $5.3 million for the year ended June 30, 2024 resulting from the amortization of the estimated step-up in fair value of inventory acquired. This adjustment will not affect the combined statement of operations beyond twelve months after the acquisition date. The calculated value of this adjustment is preliminary and subject to change and could vary significantly upon completion of the purchase price allocation.

J.	Reflects the adjustment to cost of sales of $2.9 million for the year ended June 30, 2024 for the incremental depreciation expense, calculated on a straight-line basis, resulting from the step-up in fair value of the acquired property, plant and

Exhibit 99.3

equipment, net. The calculated value of this adjustment is preliminary and subject to change and could vary significantly upon completion of the purchase price allocation.

K.	Reflects the adjustment to cost of sales to eliminate historical amortization expense of $1.1 million related to MFA Portfolio of Zoetis intangible assets.
L.	Adjustment to selling, general and administrative expenses for the year ended June 30, 2024 of $9.7 million for estimated Acquisition-related costs, which consist of legal, professional and other Acquisition-related fees that are not reflected in the historical financial statements.

M.	Reflects the adjustment to selling, general and administrative expenses to eliminate the historical amortization expense of $0.3 million related to MFA Portfolio of Zoetis intangible assets.
N.	Represents the income tax effect for the: (i) the historical income before taxes of MFA Portfolio of Zoetis; and (ii) the above pro forma acquisition adjustments, using the Company’s statutory federal and blended state income tax rate of 25%.

Note 5 – Financing Adjustments

Unaudited Pro Forma Condensed Combined Balance Sheet

O.	On July 3, 2024, the Company entered into the 2024 Credit Agreement to refinance its then-existing debt obligations, as well as to finance the payment of the purchase price of the Acquisition. In totality, the Company incurred $853.4 million of net indebtedness ($860.0 million of aggregate principal amount, less of $6.6 million of term loan-related debt issuance costs paid), which was used in part for: (i) the refinancing of $489.1 million of the Company’s then-outstanding term loans and revolving credit facility borrowing; (ii) $3.8 million in debt issuance costs related to the Company’s new revolving credit facility; and (iii) approximately $1.5 million of new creditor and third party financing costs charged to the condensed consolidated statement of operations.

P.	Represents the net increase in other assets to reflect new revolving credit facility debt issuance costs related to the refinancing.
Q.	Represents the adjustment required to align the current portion of long-term debt with the quarterly amortization payments to be made during the first year of the new term loans issued under the Company’s 2024 Credit Agreement.

R.	Represents the adjustment required to align the balance of revolving credit facility borrowings with amounts drawn upon the Company’s entrance into the 2024 Credit Agreement.
S.	Represents the adjustment required to align the balance of long-term debt (net of related debt issuance costs) with noncurrent term loan borrowings drawn under the 2024 Credit Agreement.
T.	Consists of $2.0 million in certain costs and charges resulting from the refinancing, including $1.5 million of new creditor and third-party financing costs and $0.5 million in debt extinguishment costs resulting from the write-off of unamortized deferred financing costs on previously outstanding debt.

Exhibit 99.3

Unaudited Pro Forma Condensed Combined Statements of Operations

U.	Represents the net increase in interest expense, net, related to debt (term loans and revolver borrowings) issued under the Company’s new credit agreement based on: (i) the net increase in cash interest expense of $26.0 million, which was calculated using a weighted average interest rate on the debt of 5.54%; (ii) the net increase of $1.3 million in the amortization of debt issuance costs; and (iii) $2.0 million in certain costs and charges resulting from the refinancing, including $1.5 million of new creditor and third-party financing costs and $0.5 million in debt extinguishment costs resulting from the write-off of unamortized deferred financing costs on previously outstanding debt.

V.	Represents the estimated income tax effect for the above financing transaction adjustment, using the Company’s statutory federal and blended state income tax rate of 25%.